EXHIBIT 99.1

Cube X Media Bets on AI to Help Independent Films Get Funded, Investing in No Camera Films, the Studio Behind the AI Feature Deep Frame

Strategic investment adds an AI production engine to Cube X Media’s growing ecosystem for independent filmmakers, from proof-of-concept and funding to brand partnerships and distribution

WOODLAND HILLS, Calif., Nov. 5, 2026 – GBT Technologies Inc. (OTC PINK: GTCH) (“GBT Technologies Inc.” or the “Company”), through its wholly-owned subsidiary, Cube X Media Corporation (“Cube X Media”), today announced a strategic investment in No Camera Films, an AI film production studio, and a partnership to bring AI-produced proof-of-concept “sizzle reels” to independent filmmakers raising money for their projects. Terms were not disclosed.

What if investors could watch a film before the money to make it was raised? Most independent films are financed on a script and a pitch deck, which asks investors to imagine a movie that doesn’t yet exist. Traditional trailers are often limited by tight budgets and a single location. Through the partnership, filmmakers working with Cube X Media are expected to be able to show their film on screen instead, with multiple locations, wardrobe changes, tone and brand moments, in a fraction of the time and at a fraction of the cost of a traditional shoot. The goal is to help fund films, not to replace the people who make them: a reel is designed to help a filmmaker raise the money to shoot the film with a full cast and crew.

Who No Camera Films is

No Camera Films produces photorealistic feature films, music videos, and short films using AI in place of traditional cameras, crews, and sets. Its feature “Deep Frame”, which the studio describes as the first photorealistic feature film rendered entirely through AI, premiered Feb. 10, 2026, in Culver City, Calif., with an original studio-produced soundtrack. It was followed by private screenings in Berlin during the Berlin International Film Festival and in New York’s Times Square before its release in May. The studio has also produced more than 100 short films.

No Camera Films was founded by Henning Morales, a former speaker and business coach who moved into video streaming in 2006 and took a streaming company public, and co-founded by Lester Bailey, a 30-year veteran of the Chicago Police Department who served on protective details for U.S. senators and presidents, and an author and podcaster. The studio is part of Mindatorium, the parent company of Echos TV, a subscription streaming service for inspirational films and series launched in 2022 with hundreds of titles.

What’s next for No Camera Films

●	A second feature film, now roughly one-third complete.

●	Proof-of-concept reels for independent filmmakers, offered through Cube X Media.

●	Brands and executives on screen without a shoot. Because scenes are built from digital assets, brands can be integrated, and executives can appear in a production, without shipping product or scheduling a traditional shoot.

●	Placements that can change after release. AI production allows scenes to be updated after a film is finished, so that the drink a character orders in a Los Angeles nightclub scene could feature a different brand later in the film’s life.

●	A growing library and audience on Echos TV.

Why the investment is strategic

●	Ownership in a leading-edge AI studio. Cube X Media takes an equity position in a studio that has already completed and premiered an AI feature film, rather than just licensing a tool.

●	A faster, lower-cost path to funding for filmmakers. Proof-of-concept reels are designed to help Cube X Media filmmakers raise money by showing investors the film instead of describing it.

●	New opportunities for brand partners. AI-produced scenes are expected to open placement options that traditional production can’t offer, including placements that can be updated after release.

●	A content engine for Cube X Media’s channels. Cube X Media plans to feature No Camera Films’ work across its social channels.

●	A step toward distribution. Cube X Media plans to work with Echos TV as a distribution outlet for projects in its pipeline.

Building an ecosystem for independent film

The investment is the first under Cube X Media’s strategy, announced November 5, to invest in, promote and help fund independent films. Cube X Media is building an ecosystem in which independent filmmakers can raise money, visualize their projects, attract brand partners, and reach audiences, with each partner adding a piece. Cube X Media leads investment, marketing, and promotion. No Camera Films brings AI production. Echos TV is expected to provide a distribution outlet. The Company intends to pursue additional strategic investments and partnerships that strengthen the ecosystem.

“Every independent filmmaker knows the moment an investor says, ‘I just can’t see it.’ No Camera Films lets us answer that with picture instead of paper. This investment gives us a stake in a studio at the leading edge of AI filmmaking and puts its tools to work for the filmmakers in the Cube X Media ecosystem, from the first pitch to the brand partners to the audience,” said Minh Collins, Chief Executive Officer and Chairman of GBT Technologies Inc.

“We built No Camera Films to prove AI can deliver cinema-quality storytelling. With Cube X Media, we can put that capability in the hands of independent filmmakers when it matters most, while they’re raising the money to make their film, and keep building an audience for everything we make next,” said Henning Morales, Founder, No Camera Films.

Examples of proof-of-concept reels are expected to be featured at gbttechinc.com in the coming weeks.

Follow Cube X Media on Instagram (@cubex.media), X (@cubex_media) and TikTok (@cubex.media).

About GBT Technologies Inc.

GBT Technologies Inc. (OTC PINK: GTCH) is a development-stage technology company focused on the research and development of artificial intelligence (AI), Internet of Things (IoT), and intelligent platform technologies. The Company’s initiatives span integrated system architectures, predictive analytics, sensor-based platforms, and other emerging technologies intended to support scalable commercial applications. GBT Technologies pursues growth through internal development and strategic subsidiary initiatives.

About Cube X Media Corporation

Cube X Media Corporation is a wholly-owned subsidiary of GBT Technologies Inc., focused on investing in, promoting, and supporting fundraising for independent films, along with content creation, digital advertising, vertical content series, and original short-form and cinematic media. Learn more at gbttechinc.com.

About No Camera Films

No Camera Films is an AI film production studio that creates photorealistic feature films, music videos, and short films without traditional cameras, crews, or sets. The studio produced “Deep Frame”, which it describes as the first photorealistic feature film rendered entirely through AI, and has produced more than 100 short films. No Camera Films is part of Mindatorium, the parent company of the Echos TV streaming service.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s investment in and partnership with No Camera Films, the intended availability, capabilities, cost, and benefits of AI-produced proof-of-concept reels and brand placements, the planned content, distribution, and promotional activities of Cube X Media, its planned partnerships and ecosystem, and the Company’s film and entertainment strategy. Words such as “intends,” “plans,” “expects,” “designed to,” “may,” “will,” and similar expressions identify forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the performance of No Camera Films and its technology, demand from filmmakers and brands, the evolving legal, regulatory, and industry treatment of AI-generated content, competition, the Company’s ability to realize value from its investment, the availability of capital, and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. Statements about No Camera Films are based on information provided by No Camera Films. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by law.

Media Contact:

Richard Taw, Chief Marketing Officer, Cube X Media

info@gbttechinc.com

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